                                                                   EXHIBIT 10.10


                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE



     This Settlement Agreement and Mutual Release ("Settlement Agreement") is made by and among William K. Woodruff & Company, Inc. ("Woodruff") and William
K. Woodruff III ("WKW III"), on the one hand, and Ciena Corporation, f/k/a HydraLite Inc. ("Ciena"), Sevin-Rosen Fund II L.P., a Texas Limited Partnership ("Sevin II"), Sevin Rosen Fund IV, L.P., a Delaware Limited Partnership ("Sevin IV"), InterWest Partners, a California Limited Partnership ("InterWest"), and InterWest Partners V, L.P. ("InterWest V") on the other hand (collectively, "Ciena/Sevin"), on the terms set forth below.

     WHEREAS, an agreement was entered into by and between Ciena (then known as HydraLite, Incorporated) and Woodruff on or about September 29, 1993 (the "Agreement"); and

     WHEREAS, Woodruff and/or WKW III and/or its affiliates are shareholders of Ciena;

     WHEREAS, a Revised Compensation Agreement was entered into by and between Ciena (then known as HydraLite, Incorporated) and Woodruff on or about April 9, 1994 (the "Revised Agreement") (collectively with the Agreement the "Agreements"); and

     WHEREAS, a lawsuit was initiated in the 192nd Judicial District Court of Dallas County, Texas by Woodruff against Ciena and Sevin II, numbered 96-07310-K and styled William K. Woodruff & Company, Incorporated v. Ciena Corporation, f/k/a Hydralite Inc. and Sevin-Rosen Funds II, L.P., a Texas Limited Partnership (the "state court action"); and

     WHEREAS, the state court action was removed to the United States District Court for the Northern District of Texas, numbered CA3-96-CV-2100-H and styled William K. Woodruff & Co., Inc. v. Ciena Corporation, f/k/a Hydralite Inc. and Sevin-Rosen Funds II, L.P., a Texas Limited Partnership (the "federal court action"); and

     WHEREAS, Woodruff filed its First Amended Complaint and Application for Injunctive Relief in the federal court action, adding Sevin IV and Interwest as parties; and

     WHEREAS, the United States District Court has remanded to the 192nd Judicial District Court this case and this dispute is once again pending in Texas state court; and

     WHEREAS, Woodruff, inter alia. seeks to recover in the state court action certain relief, including monetary, declaratory, and injunctive relief, in connection with the Agreement and Revised Agreement (collectively, the "Agreements") and in connection with a contemplated initial public offering of Ciena's common stock ("IPO"); and

     WHEREAS, bona fide disputes and controversies exist between Woodruff, on the one hand, and Ciena/Sevin, on the other, as to liability, injunctive relief, and the amount of damages, if any, and by reason of such disputes and controversies, Woodruff and Ciena/Sevin desire to compromise and settle all claims and causes of action, including but not limited to all claims and causes of action arising from the state court action, the federal court action, from the Agreements, from the IPO, from Woodruff, WKW III or affiliates' status as a shareholder, or any other claims or causes of action that have been or could have been or could be asserted against Ciena/Sevin, its predecessors or successors, any present or former employees or agents of Ciena/Sevin or its predecessors or successors, and any underwriters, including but not limited to Goldman Sachs, Alex. Brown & Sons, Wessels, Arnold & Henderson, or any other underwriters that may become involved in a Ciena IPO, and intend that the full and exclusive terms and conditions of the compromise and settlement be set forth in this Settlement Agreement;

     NOW THEREFORE, for good and sufficient consideration, the receipt of which is hereby acknowledged, it is hereby agreed by mutual consent of the parties that:

     1. In the event of any Ciena IPO, Ciena agrees to retain Woodruff as co-manager, with the name of Woodruff appearing as co-manager on the cover of the prospectus.

     2. In the event of any Ciena IPO, Woodruff shall have the right to participate as co-manager, as follows:

                 a. Woodruff shall have the right to attend any and all "all hands" due diligence and prospectus preparation meetings involving underwriters.

                 b. Woodruff shall have the right to attend and be introduced when other managers are introduced as a co-manager at such "road show" group presentations at which all co-managers are invited, unless such attendance is deemed inappropriate at the discretion of the lead managing underwriters.

                 c. Woodruff shall not have the right to participate in any one-on-one meetings between Ciena and potential investors.

                 d. Woodruff shall not have the right to participate in any meetings in Europe.

     3. In the event of any Ciena IPO, Ciena agrees to cause its lead managing underwriter and any other co-managers to agree as follows:

                 a.       Woodruff shall receive 10% of any management fee;

                 b. Woodruff shall receive that portion of the underwriting fee, net of expenses, equal to the ratio of number of shares underwritten by Woodruff, if any (it being understood that the lead manager shall have sole discretion to determine the number of shares; if any, to be underwritten by Woodruff), to the total number of shares underwritten in the offering;

                 c. As to the selling concession, the lead manager shall set a fixed portion (which portion shall be determined by the lead manager in its sole discretion but shall in no event be less than 30%) for the institutional pot. WKW shall receive a cash payment equal to one-sixth (1/6) of the selling concession attributable to that part of such fixed portion which is shared among co-managers (exclusive of the lead manager);

                 d. Woodruff shall be allocated no less than 5,000 shares for sale to Woodruff customers, each of which shall be identified in advance of sale to the lead manager;

                 e. Underwriting compensation shall apply to all of the stock sold in the IPO, including the underwriters' over-allotment option and shall be paid at such time or times as such compensation is paid to the other co-managers.

     4. In the event of any Ciena IPO, shares of Ciena common stock owned by Woodruff or WKW III or affiliates shall be "locked up" for such period as required by the lead manager for directors, officers, and major shareholders of Ciena.

     5. Regardless of whether there is a Ciena IPO, Ciena shall pay Woodruff $87,500 in cash upon execution of the Settlement Agreement and receipt of a copy of the dismissal of the lawsuit with prejudice. Woodruff shall bear its own attorneys' fees and costs in connection with this litigation, and shall not submit any such fees and costs as part of underwriting expenses in connection with any Ciena IPO.

     6. Regardless of whether there is any Ciena IPO, any SEC, NASD, or otherwise legally required disclosure regarding this dispute or its resolution shall be determined at the sole discretion of Ciena and its counsel. Ciena agrees to provide a courtesy copy of any such disclosure to Woodruff, except where prohibited by law or regulation.

     7. Regardless of whether there is any Ciena IPO, this Settlement Agreement shall supersede the Agreement and the Revised Agreement, copies of which are attached hereto as Exhibits A and B. The Agreement and the Revised Agreement and all rights and obligations of the parties thereunder are null and void and the Agreements are terminated in all respects with the execution of this Settlement Agreement. In connection therewith, Ciena shall sell to Woodruff for $.01/share warrants to purchase 15,000 shares at $20.00/share upon receipt of dismissal of the lawsuit with prejudice following execution of a final settlement agreement in the form attached here to Exhibit C. The warrants shall have a term of five (5) years and shall not be exercisable until the first anniversary of the signing of a settlement agreement. The warrants shall have a "net exercise" provision. The terms of the warrant, including without limitation the exercise price, may be subject to adjustment if required by the NASD under its corporate financing rules. The warrants shall become null and void if, subsequent to the execution of this Settlement Agreement and sale of the warrants to Woodruff, Woodruff or WKW

III asserts any claims of any kind, whether in arbitration, litigation or any other forum (including to the NASD or SEC), including, specifically, claims for breach of this Settlement Agreement, against Ciena/Sevin or any of the entities identified in paragraph 10 herein. Additionally, to the extent the warrants have been exercised at the time Woodruff or WKW III asserts any such claim, Ciena shall have an immediate right to recover from Woodruff and WKW III in cash the greater of (a) the difference between the exercise price per share under the warrants which have been exercised and the fair market value of Ciena common stock at the time the warrants were exercised, or (b) the difference between the exercise price per share under the warrants which have been exercised and the fair market value of Ciena common stock at the time the claim is made. Woodruff and WKW III acknowledge that the foregoing is intended to assure that if Woodruff and WKW III assert claims against Ciena/Sevin or any of the entities identified in paragraph 10, that they will do so with the knowledge of the impact of such action on the unexercised warrants and on Ciena's rights of recovery with respect to the exercised warrants.

     8. Regardless of whether there is any Ciena IPO, Woodruff shall dismiss with prejudice all claims asserted in the state court action and federal court action against Ciena/Sevin on or before 4:00 p.m., Thursday, August 22, 1996. On or before 4:00 p.m., Thursday, August 22, 1996, Woodruff shall notify the Court in the federal court action that this lawsuit has been dismissed and is withdrawing its request for attorneys' fees.

     9. Regardless of whether there is any Ciena IPO, Woodruff and WKW III covenant not ever to sue or otherwise assert claims against, from this day forward,

Ciena, its present and former directors, officers, agents, attorneys, accountants, underwriters, affiliates, employees, shareholders, partners, general and/or limited, and general or limited partners thereof, for any claims relating to the subject matter of the litigation, or relating to Woodruff/WKW III/or affiliates' status as a shareholder, or relating to any Ciena IPO that might occur in the future, including, without limitation, any claims for breach of contract, defamation, fraud, intentional infliction of emotional distress, negligence, gross negligence, claims under the Texas Deceptive Trade Practices Act, breach of fiduciary duty, tortious interference with contractual or business relationship, and declaratory judgment. Notwithstanding the foregoing, Woodruff shall have the right to assert claims for breach of the Settlement Agreement or of the indemnification provisions of the Underwriting Agreement. Woodruff and WKW III agree that any suit or claims relating to the Settlement Agreement or the indemnification provisions of the Indemnity Agreement, including any request for injunctive relief, shall not be brought in court, but shall be brought in arbitration and shall be subject to binding arbitration before the NASD pursuant to the NASD's code of arbitration procedures.

     10. WKW III and Woodruff and its agents, representatives, successors, affiliates, and assigns do fully and finally release and forever discharge Ciena/Sevin, and their present and former officers, directors, shareholders, partners, general and/or limited, and general or limited partners thereof, agents, attorneys, employees, representatives, predecessors, successors, parents, subsidiaries, affiliates, assigns, and underwriters, including, but not limited to, Goldman Sachs, Alex. Brown & Sons, Wessels, Arnold & Henderson, or any other underwriters that may become involved in a Ciena IPO, from any and all claims or causes of action of any kind whatsoever, known or unknown, direct or derivative, now existing or which may arise hereafter, relating to any relationship between or among WKW III or Woodruff on the one hand and Ciena on the other, including, without limitation, all claims or causes of action directly or indirectly relating to the state court action, the federal court action, Woodruff/WKW III/or affiliates' status as a shareholder, any Ciena IPO, or the Agreements, including, without limitation, claims for breach of contract, negligence, claims under the Texas Deceptive Trade Practices Act, breach of fiduciary duty, tortious interference with contractual or business relationship, gross negligence, fraud, defamation, intentional infliction of emotional distress, and declaratory judgment; provided that nothing herein shall prohibit WKW or Woodruff from asserting claims for breach of the Settlement Agreement. Notwithstanding the foregoing, Woodruff shall have the same rights to indemnification as other underwriters under the Underwriting Agreement executed by Ciena in connection with a Ciena IPO.

     11. Ciena/Sevin and their officers, directors, agents, employees, representatives, successors, affiliates, and assigns do fully and finally release and forever discharge WKW III and Woodruff and its present and former agents, representatives, successors, affiliates, assigns, officers, directors, shareholders, attorneys, employees, predecessors, parents, and subsidiaries from any and all claims or causes of action of any kind whatsoever, known or unknown, direct or derivative, now existing or which have arisen to date, including, without limitation, all claims or causes of action directly or indirectly relating to the state court action, the federal court action, or the Agreements; provided that nothing herein shall prohibit Ciena from asserting claims for breach of the Settlement Agreement or of any Underwriting Agreement entered into in connection with a Ciena IPO; and provided, further, that this release shall immediately and automatically become null and void ab initio at the time, if any, when Woodruff or WKW III asserts any claim of any kind whether in arbitration, litigation or any other forum, including specifically, claims for breach of this Settlement Agreement brought after conclusion of a Ciena IPO, against Ciena/Sevin or any of the entities identified in paragraph 10 herein.

     12. It is expressly understood and agreed that the terms hereof are contractual and not merely recitals and that the agreements contained herein and the mutual consideration transferred is to compromise disputed claims fully, and that no releases or other consideration given shall be construed as an admission of liability or wrongdoing, all liability or wrongdoing being expressly denied by Ciena/Sevin.

     13. Woodruff and WKW III warrant that the party signing below on its behalf is duly authorized to execute this Settlement Agreement, and that it has read this Settlement Agreement and fully understands it to be a compromise and settlement and release of all claims, known or unknown, present or future, that WKW III and Woodruff have or may have against Ciena/Sevin and their present and former officers, directors, shareholders, agents, attorneys, employees, representatives, predecessors, successors, parents, subsidiaries, affiliates, assigns, and underwriters, including, but not limited to, Goldman Sachs, Alex. Brown &

Sons, Wessels, Arnold & Henderson, or any other underwriters that may become involved in a Ciena IPO, including claims for breach of contract, negligence, claims under the Texas Deceptive Trade Practices Act, breach of fiduciary duty, tortious interference with contractual or business relationship, gross negligence, fraud, defamation, intentional infliction of emotional distress, and declaratory judgment. Woodruff also warrants that it is executing this Settlement Agreement of its own free will and accord, with full knowledge, and without influence or duress, that it has had the benefit and advice of counsel of its own selection, that it is not relying upon any other representations, either written or oral, express or implied, made to Woodruff by any person, and that the consideration received or to be received by Woodruff is actual and adequate. Woodruff further warrants that it has not assigned, pledged, or set over to any third party any of the rights, claims, expectancies, recoveries, or actions, of whatever variety, that have been or could have been or could be asserted against Ciena/Sevin, or which are the subject of the release as set forth in this Settlement Agreement.

     14. Ciena/Sevin warrant that their undersigned representatives are duly authorized to execute this Settlement Agreement on behalf of Ciena/Sevin, and that their representatives have read this Settlement Agreement and fully understand it to be a compromise and settlement and release of all claims, known or unknown, present or future, that Ciena/Sevin has or may have against Woodruff, and its present and former agents, representatives, predecessors, successors, affiliates, and assigns. Ciena/Sevin also warrants that they are executing this Settlement Agreement of their own free will and accord, with full knowledge, and without influence or duress, that they have had the benefit and advice of counsel of their own selection, that they are not relying upon any other representations, either written or oral, express or implied, made to Ciena/Sevin by any person, and that the consideration received or to be received by Ciena/Sevin is actual and adequate. Ciena/Sevin further warrant that they have not assigned, pledged, or set over to any third party any of the rights, claims, expectancies, recoveries, or actions, of whatever variety, that have been or could have been or could be asserted against Woodruff, or which are the subject of the release as set forth in this Settlement Agreement.

     15. This Settlement Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

     16. Woodruff's rights under Nos. 1-4 herein shall be subject to Woodruff being in good standing with the NASD.

     17. This Settlement Agreement shall be binding upon and inure to the benefit of the parties, their predecessors, successors, subsidiaries, affiliates, licensees, and assigns.

     18. In any litigation for breach of or enforcement of any of the provisions of this Settlement Agreement, the prevailing party shall be entitled to recover its attorney fees and costs.

     19. This Settlement Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and it supersedes any prior or written oral agreements or discussions among the parties with respect to any of the subject matter contained herein. Woodruff agrees that Ciena/Sevin has made no other representations or warranties contemporaneously with or in connection with this Settlement Agreement. Ciena/Sevin agrees that Woodruff has made no other representations or warranties contemporaneously with or in connection with this Settlement Agreement. This Settlement Agreement cannot be changed, modified, or otherwise altered orally or by course of conduct.

     20. This Settlement Agreement may be executed in multiple counterparts each of which may be deemed to be an original, so long as all parties execute the Agreement.

     21. This Settlement Agreement shall become effective, and be deemed to have been executed, on the date on which the last of the undersigned parties signs this Settlement Agreement before a Notary Public.

                      WILLIAM K. WOODRUFF & COMPANY, INC.


8/22/96                           By:   /s/ WILLIAM K. WOODRUFF
-----------------                      ----------------------------------------
Date Signed                                William K. Woodruff
                                           Its:
                                               --------------------------------


THE STATE OF TEXAS                      Section
                                        Section
COUNTY OF DALLAS                        Section

                 BEFORE ME, the undersigned, a Notary Public for said County and State, on this day personally appeared William K. Woodruff, and acknowledged to me that the same was the act of the said corporation, WILLIAM
K. WOODRUFF & COMPANY, INCORPORATED, and that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 22nd day of August, 1996.



                                                   /s/ MARLA BARNARD
                                                   ----------------------------
                                                   Notary Public, in and for
                                                   the State of Texas


My Commission Expires:


11/12/96
-----------------

8/22/96                           By:  /s/ WILLIAM K. WOODRUFF
-----------------                      ----------------------------------------
Date Signed                                William K. Woodruff




THE STATE OF TEXAS                      Section
                                        Section
COUNTY OF DALLAS                        Section

                 BEFORE ME, the undersigned, a Notary Public for said County and State, on this day personally appeared William K. Woodruff III, individually, and acknowledged to me that he is the individual above-named.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 22nd day of August, 1996.



                                                   /s/ MARLA MARNARD
                                                   ----------------------------
                                                   Notary Public, in and for
                                                   the State of Texas


My Commission Expires:


11/12/96
-----------------

                               CIENA CORPORATION


8/23/96                           By:  /s/ PATRICK H. NETTLES
-----------------                      ----------------------------------------
Date Signed                                Patrick H. Nettles


THE STATE OF MARYLAND                   Section
                                        Section
COUNTY OF HOWARD                        Section

                 BEFORE ME, the undersigned, a Notary Public for said County and State, on this day personally appeared Patrick H. Nettles, and acknowledged to me that the same was the act of the said corporation, CIENA CORPORATION, and that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 22nd day of August, 1996.



                                                   /s/ WANDA B. NACE
                                                   ----------------------------
                                                   Notary Public


My Commission Expires:


4/22/97
-----------------

                            SEVIN-ROSEN FUND II L.P.
                          a Texas Limited Partnership

8/23/96                           By:  /s/ DENNIS J. GORMAN
-----------------                      ----------------------------------------
Date Signed                                Dennis J. Gorman, General Partner
                                           Its:
                                               --------------------------------


THE STATE OF TEXAS                      Section
                                        Section
COUNTY OF DALLAS                        Section

                 BEFORE ME, the undersigned, a Notary Public for said County and State, on this day personally appeared Dennis J. Gorman, and acknowledged to me that the same was the act of the said entity, SEVIN-ROSEN FUNDS II, L.P., and that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 23rd day of August, 1996.



                                                   JO ANN EISLER
                                                   ----------------------------
                                                   Notary Public, in and for
                                                   the State of Texas


My Commission Expires:


5/27/98
-----------------

                            SEVIN-ROSEN FUND IV L.P.
                         a Delaware Limited Partnership

8/23/96                           By:  /s/ DENNIS J. GORMAN
-----------------                      ----------------------------------------
Date Signed                                Dennis J. Gorman, General Partner


THE STATE OF TEXAS                      Section
                                        Section
COUNTY OF DALLAS                        Section

                 BEFORE ME, the undersigned, a Notary Public for said County and State, on this day personally appeared Dennis J. Gorman, and acknowledged to me that the same was the act of the said entity, SEVIN-ROSEN FUNDS II, L.P., and that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 23rd day of August, 1996.



                                                   /s/ JO ANN EISLER
                                                   ----------------------------
                                                   Notary Public


My Commission Expires:


5/27/98
-----------------

                             INTERWEST INVESTORS V
                        a California Limited Partnership

8/26/96                           By:  /s/ ROBERT MOMSEN
-----------------                      ----------------------------------------
Date Signed                                Robert Momsen, General Partner


THE STATE OF CALIFORNIA                 Section
                                        Section
COUNTY OF SAN MARTEN                    Section

                 BEFORE ME, the undersigned, a Notary Public for said County and State, on this day personally appeared Robert Momsen, and acknowledged to me that the same was the act of the said entity, INTERWEST INVESTORS V, and that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 26th day of August, 1996.



                                                   /s/ LORI J. STUMPF
                                                   ----------------------------
                                                   Notary Public


My Commission Expires:


2/7/98
-----------------

                          INTERWEST INVESTORS V, L.P.
                        a California Limited Partnership

8/22/96                           By:  /s/ ROBERT MOMSEN
-----------------                      ----------------------------------------
Date Signed                                Robert Momsen, General Partner


THE STATE OF CALIFORNIA                 Section
                                        Section
COUNTY OF SAN MARTEN                    Section

                 BEFORE ME, the undersigned, a Notary Public for said County and State, on this day personally appeared Robert Momsen, and acknowledged to me that the same was the act of the said entity, INTERWEST INVESTORS V, L.P., and that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 22nd day of August, 1996.



                                                   /s/ LORI J. STUMPF
                                                   ----------------------------
                                                   Notary Public


My Commission Expires:


2/7/98
-----------------

                                  EXHIBIT A




                                                                   EXHIBIT 10.10

                         WILLIAM K. WOODRUFF & COMPANY
                                  INCORPORATED



                                        September 29, 1993



Dr. David R. Huber
President
HydraLite Incorporated
P.O. Box 71
Jamison, PA  18929

Dear Dr. Huber:

          We are pleased to present HydraLite Incorporated ("HydraLite" or the "Company") with the terms under which William K. Woodruff & Company, Incorporated ("WKW") will serve as exclusive financial advisor to the Company respecting a private financing of approximately $5 million for the Company.
Our advisory services will include, but are not limited to, the presentation of HydraLite to certain qualified prospective institutional investors and strategic investors and the evaluation of financing proposals submitted by such investors solicited by WKW or brought to the Company's attention independently of WKW, including parties contacted by HydraLite prior to the date hereof. WKW agrees to such engagement and for the term of this engagement we will use our best efforts on the Company's behalf.

          Set forth below are the services WKW will perform in the course of this assignment, the fees and expenses payable to WKW in exchange for these services, and general terms and conditions of the engagement.

I.       SERVICES TO BE PROVIDED BY WKW

         1. WKW will perform due diligence on the business, operations, and financial condition and prospects of HydraLite and will assist the Company in preparing a confidential offering memorandum ("Confidential Memorandum") that will provide prospective investors with the necessary information that will enable them to fairly evaluate HydraLite for financing.

         2. Subject to the Company's prior approval, WKW will distribute the Confidential Memorandum to a group of prospective investors jointly selected by WKW and the Company.

Dr. David R. Huber
Septemer 29, 1993
Page 2




         3. WKW will develop, update and review with the Company on an ongoing basis a list of parties that may be interested in investigating in HydraLite, and contact only parties on this list that are approved by the Company.

         4. WKW will screen prospective investors based on their level of interests, financial capability, compatibility, etc. and enter into preliminary negotiations with qualified prospective investors.

         5. WKW will assist and advise the Company in negotiations with prospective investors regarding price, type of securities and other material factors.

         6. WKW will assist the Company as requested by the Company, with document preparation, procedural execution and closing of the transaction.

II.      FEE AND EXPENSE ARRANGEMENTS

The professional fees and expense reimbursement payable to WKW with respect to this assignment are set forth below:

Should the Company consummate a transaction resulting in the financing, joint venture, operating agreement, sale, merger or comparable transaction of HydraLite with another person or entity (the "Transaction") during the period of time this agreement is in effect, WKW shall be paid a contingent advisory fee ("Advisory Fee") in the amount of five percent (5%) of the amounts funded by the prospective investors or, for consideration to HydraLite or its shareholders not in cash, 5% of the amount determined by good faith negotiation between HydraLite and WKW to have been received by HydraLite. No amounts will be owed to WKW for amounts funded on or before December 10, 1993 by Optelecom, Inc. and/or its affiliates. The Advisory Fee will be payable in cash at the time of funding or receipt by HydraLite.

Upon closing of the Transaction contemplated hereby, the Company will sell to WKW, for nominal consideration, warrants entitling WKW to purchase that number of shares of common stock of the Company equal to five percent of the fully-diluted common stock outstanding upon completion of the Transaction.
Such warrants shall have an exercise price per common share equal to the actual or implied common share price in the Transaction, shall be exercisable for a period of five years from the date of closing, and shall have standard antidilution provisions and registration rights.

Dr. David R. Huber
Septemer 29, 1993
Page 3



Also upon closing of the Transaction, the Company will grant to WKW a five-year right of first refusal to serve as HydraLite's investment banker in any transaction in which HydraLite retains an investment banker. WKW's compensation will be usual and customary in any such engagement. In any case in which the Company selects two or more investment bankers, WKW's share of overall investment banking fees will be no less favorable to WKW than the total of such fees divided by the number of underwriters or agents, as the case may be, retained by HydraLite.

For its direct accountable expenses incurred in connection with this assignment, such as telephone, travel, postage and express expenses, and computer database access fees, WKW will earn common stock of HydraLite at the rate of 0.0715% of the fully-diluted shares of HydraLite per $1,000 of such expenses. Such shares will be issued to WKW on the basis of such fully-diluted shares as of the date of execution of this letter, and will be issued to WKW at the earlier of the closing of the Transaction or the date of termination of this engagement. The maximum obtainable by WKW pursuant to the provision of this paragraph will be 1.5% of the fully-diluted shares at such time.

III.     TERMS OF ENGAGEMENT RELATING TO FINANCING OF THE COMPANY

WKW will have the exclusive right for a period of 270 days from the date of execution of this letter to serve as the Company's representative with respect to the financing of HydraLite. Any entity contacted by WKW or introduced to the Company independently of WKW during the course of this assignment will be deemed to be an interested party ("Interested Party").

Should this assignment be terminated prior to the financing of HydraLite by an Interested Party and should the Company agree in principle to or subsequently secure financing from or be sold to an Interested Party within an 18 month period following the signing of this letter, then WKW shall be due the Advisory Fee as contemplated in Section II above with respect to the financing.

IV.      INDEMNIFICATION

Recognizing that transactions of the type contemplated by this engagement sometimes result in litigation and that the role of WKW is limited to acting as of the Company's financial advisor, the Company will indemnify WKW, and its directors, officers, agents and employees and controlling persons (hereinafter referred to as "Indemnified Party") to the full extent lawful against any and all

Dr. David R. Huber
Septemer 29, 1993
Page 4



claims, losses and expenses as incurred (including reimbursement of all reasonable fees and disbursements of Indemnified Party and cost of counsel and of all Indemnified Party's reasonable travel and other out-of-pocket and per diem expenses incurred in connection with the investigation or other proceedings arising therefrom) arising out of WKW's engagement hereunder, provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss or expense is found in the final judgment by a court and/or jury and/or arbitral body to have resulted from a breach of the obligations of the Indemnified Party to the Company in circumstances involving willfull bad faith or gross negligence in the performance of the services which are the subject of this agreement. The Company shall not be liable for any settlment of any such action or claim without its express written consent.

V.       LACK OF INDEPENDENT VERIFICATION

During the course of this assignment, WKW may rely upon the opinions of experts (including, but not limited to, independent public accounting firms) with respect to the accuracy of certain data. WKW will make no effort to independently verify the accuracy of any expert opinons so relied upon.

VI.      CONFIDENTIALITY

All information supplied to WKW by the Company will be held in strict confidence, whether or not marked confidential, as we understand that this information is treated as highly confidential by you and is not normally divulged to outside sources. Moreover, WKW will make every reasonable effort to ensure that the confidentiality of the Company data is protected by any prospective investor to whom it is entrusted. Each copy of the Confidential Memorandum will be numbered and accounted for, and the immediate return of the Confidential Memorandum and other accompanying data will be requested from any prospective investor of the Company or any investor who indicates no further interest in the financing contemplated herein.

VII.     AMENDMENTS

Both parties agree that this document can be modified or amended only through written agreement of WKW and HydraLite.

Dr. David R. Huber
Septemer 29, 1993
Page 5



If the foregoing accurately sets forth your understanding of our agreement, please so indicate by signing, dating and returning one of the enclosed copies of this letter, retaining the other for your records.

We look forward to working with you.


Sincerely,



WILLIAM K. WOODRUFF & COMPANY, INCORPORATED


By:       /s/ JOHN WALLACE
     --------------------------------------
         John Wallace


ACCEPTED AND AGREED TO:

HydraLite Incorporated


By:      /s/ DAVID HUBER
     --------------------------------------
         David Huber
         President

                                  EXHIBIT B



                                                                   EXHIBIT 10.10

                         REVISED COMPENSATION AGREEMENT


                 This Revised Compensation Agreement is entered into this 9th day of April, 1994 by and between William K. Woodruff & Company, Incorporated ("Woodruff") and HydraLite Incorporated, a Delaware corporation ("HydraLite").

                                    RECITALS

                 A. Woodruff and HydraLite are parties to an Agreement dated September 29, 1993 (the "Original Agreement") in which Woodruff agreed to assist HydraLite in raising approximately $5 million in a private financing in return for specified compensation.

                 B. To accommodate a private placement to be undertaken by Spencer Trask Holdings Incorporated ("Spencer Trask") as private placement agent to HydraLite, Woodruff and HydraLite entered into a letter agreement dated November 22, 1993 and signed by Woodruff on November 29, 1993 (the "Modification Agreement") that excepted from certain terms of the Original Agreement the private placement to be undertaken by Spencer Trask and provided for specific compensation to Woodruff with respect to such private placement.

                 C. HydraLite is now negotiating an arrangement under which it will receive first round financing from Sevin Rosen and/or other venture capital firms or capital sources in an amount of at least $2 million for shares of Preferred Stock ("First Round Financing") with a second round to be raised through (1) a private placement to be undertaken by Spencer Trask as private placement agent, or (ii) additional venture capital money.

                 D. As an inducement to Sevin Rosen, other venture capitalists or capital sources and Spencer Trask to invest in and undertake activities on HydraLite's behalf, Woodruff and HydraLite desire to revise the Original Agreement and the Modification Agreement upon the occurrence of the First Round Financing, as further described below.

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                 Conditioned upon the occurrence of HydraLite's obtaining First Round Financing of at least $2 million through the sale of a series of preferred stock having substantially the rights and privileges contained in Attachment A (the "Series A Preferred Stock"), and with the capitalization resulting therefrom also substantially as shown in Attachment A, the following shall occur:

Revised Compensation Agreement
Page 2
April 9, 1994



                          a.      Except as provided below, the Original
Agreement and the Modification Agreement shall terminate upon the closing of the First Round Financing and the simultaneous execution of the Warrant Agreement by HydraLite and Woodruff and receipt by Woodruff of the Warrants specified in paragraph b (below) and shall be of no further force or effect and the parties shall have no further rights, duties or obligations arising out of such agreements and no compensation or reimbursement of expenses, in whatever form, shall be owed by HydraLite to Woodruff for the First Round Financing or any future investments made in HydraLite (unless other separate agreements between Woodruff & HydraLite are entered into). The agreement contained in
Article VI. (Confidentiality) of the Original Agreement shall remain in full force and effect for two years after the First Round Financing, and the provisions of Article IV (Indemnification) shall remain in full force and effect without time limit.

                          b.      HydraLite shall issue to Woodruff warrants to
purchase 215,000 shares of HydraLite's Common Stock and execute the attached Warrant Agreement dated April 9, 1994. Such warrants shall be issued to Woodruff simultaneously with the issuance of shares of Series A preferred Stock to investors in the First Round Financing. Issuance of these warrants to Woodruff shall be the sole compensation of any type, except as provided in paragraph c (below), including reimbursement of expenses, payable to Woodruff in connection with the First Round Financing and any subsequent financing of HydraLite (unless other separate agreements between Woodruff and HydraLite are entered into).

                          c.      For a period concluding at the earlier of
seven (7) years from the date of closing of the First Round Financing or upon the closing of HydraLite's initial public offering resulting in proceeds to HydraLite of at least $10 million, in any transaction for which HydraLite intends to retain one or more investment bankers, HydraLite shall give right of first refusal to Woodruff for retention as an investment banker. Giving Woodruff right of first refusal shall mean, by way of example but not limitation, that HydraLite shall first evaluate the proposals, advice and qualifications of Woodruff for the transaction before approaching other investments bankers, and if HydraLite agrees to undertake a transaction with another credible such firm, Woodruff will have the right to participate in such transaction provided that it agrees with and accepts the terms (e.g., valuation, investment banking compensation, etc.) accepted by HydraLite. Woodruff's compensation will be usual and customary in any such engagement. In any case in which HydraLite selects two or more investment bankers, Woodruff's share of overall investment banking fees and commissions will be no less favorable to Woodruff than the total of such fees and commissions divided by the number of underwriters or agents, as the case may be, retained by HydraLite.

Revised Compensation Agreement
Page 3
April 9, 1994




                 In all transactions for which Woodruff is retained by HydraLite, whether or not pursuant to its right of first refusal, Woodruff will exercise its best efforts in cooperation with HydraLite and its co-managers or co-agents to effect the transaction to the greatest practicable benefit to HydraLite.

                          d.      HydraLite agrees, subject to the exercise of
prudence and good corporate governance practice, to interview Bart Stuck and consider him in good faith as a candidate for an outside board member seat.

 This revised Compensation Agreement is executed as of the date specified below.

HYDRALITE INCORPORATED




/s/ Patrick Nettles, CEO
-------------------------


WILLIAM K. WOODRUFF & CO.


/s/ JOHN WALLACE
-------------------------------------------
By John Wallace

   4/9/94
-------------------------------------------
Date

                                  Attachment A

       Security Holders of the Company Upon Closing of Series A Financing



                                       Common Stock       Common Stock         Series A           Series A
                                         Issued &         Warrants and         Preferred          Preferred
                                       Outstanding          Options              Stock            Warrants
                                       -----------         ---------          ----------          --------
David Huber                              1,200,000
Kim Larsen                                  13,333               6,667
Patrick Nettles                            700,000
INNO                                                                              221,520
Optelecom                                  200,000
Sevin Rosen Fund IV                                                             1,125,000             25,000
SRB Management                                                                      5,000
InterWest V                                                                     1,125,000             25,000
InterWest Investors V                                                               6,000
Vanguard Venture Partners                                                         750,000
Tom Ashenbrenner                                                                  100,000
General Instrument                                             105,667
Woodruff & Co.                                                 215,000
                                                              (Note 1)

Note 1. The value of the General Instrument option is reflected based on the Common Stock Outstanding as of the closing of the Series A financing.

             PROPOSED CAPITALIZATION TABLE FOR HYDRALITE FINANCING

                                   ------------------------------------------------------------------------------------------------
                                   Common (after       Preferred A        Preferred B                      Issued     Fully diluted
                                       split)             $1.00              $1.75         Total              %             %
                                   ------------------------------------------------------------------------------------------------
INNO                                                        221,520                            221,520        2.58%          2.39%
Optelecom                                  200,000                                             200,000        2.33%          2.16%
Sevin Rosen Fund IV                                       1,125,000             206,840      1,331,840       15.58%         14.38%
SRB Management                                                5,000                 918          5,918        0.07%          0.08%
InterWest V                                               1,125,000             206,840      1,331,840       15.50%         14.38%
InterWest Investors V                                         6,000               1,102          7,102        0.08%          0.08%
Vanguard                                                    750,000             137,760        887,780       10.33%          0.59%
Tom Aschenbrenner                                           100,000              18,368        118,368        1.38%          1.28%
Spencer Trask Investors                                                       1,714,288      1,714,288       19.95%         18.51%
Kim Larsen                                  13,333                                              13,333        0.16%          0.14%
Management                               2,760,000                                           2,760,000       32.12%         29.81%
                                   ------------------------------------------------------------------------------------------------
Issued and outstanding by class          2,773,333        3,532,520           2,285,714      8,591,587      100.00%         92.79%
                                   ------------------------------------------------------------------------------------------------
Cumulative Issued and outstanding        2,773,333        6,305,853           8,591,567
                                   ------------------------------------------------------
Rosen Warrant                                6,667                                               8,667                       0.07%
Sevin Rosen                                                  25,000                             25,000                       0.27%
InterWest                                                    25,000                             25,000                       0.27%
General Instrument @  5% of com
                                           138,667                                             138,667                       1.50%
Woodruff (provisional)                     215,000                                             215,000                       2.32%
Spencer Trask Warrant                                                           257,143        257,143                       2.78%
                                   ------------------------------------------------------------------------------------------------
Total (fully diluted)                    3,133,687        9,582,520           2,542,057      9,258,044                     100.00%
                                   ------------------------------------------------------------------------------------------------

                                  EXHIBIT C


                                                                   EXHIBIT 10.11



          THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT TO SUCH EFFECT.


                                CIENA CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

               This certifies that, for the sum of $150.00, the receipt of which is hereby acknowledged, William K. Woodruff & Co., Incorporated or its registered assigns pursuant to Paragraph 10(b) hereof ("Holder") is entitled to subscribe for and purchase up to 15,000 shares (subject to adjustment as described herein) of fully paid and nonassessable Common Stock of CIENA Corporation, a Delaware corporation (the "Company"), upon exercise of this Warrant and subject to the provisions and upon the terms and conditions hereinafter set forth.

               As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock and any securities into which such Common Stock may hereafter be exchanged.

               1.     TERM.

               This Warrant is exercisable, in whole or in part, at any time beginning August 22, 1997 until 5:00 P.M. New York City time on August 21, 2001, provided, however, that if at any time Holder or any of Holder's affiliates (including without limitation, William K. Woodruff, III) brings a claim or claims of any kind, whether in arbitration, litigation or any other forum, including specifically claims brought after conclusion of an IPO by the Company for breach of the Settlement Agreement and Mutual Release dated as of August 21, 1996 between Holder and the Company (the "Settlement"), against the Company, Sevin Rosen or any of the entities identified in paragraph 10 of the Settlement, this Warrant, to the extent unexercised, shall be null and void. Notwithstanding anything herein to the contrary, the Company shall use reasonable efforts to mail to the original Holder, by certified mail, return receipt requested, notice of the expiration date of this Warrant, no later than 15 days prior to the expiration date, but the failure of the Company to send or the Holder to receive such notice shall not affect the expiration hereof.

               2.     WARRANT PRICE.

               The purchase price payable for each share of Common Stock deliverable upon exercise of this Warrant (the "Warrant Price") is $20.00 per share, subject to adjustment as described in Section 5 hereof.

               3.     METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

                      (a) Subject to Paragraph 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Warrant Price shall be paid in cash, by wire transfer or by check.

                      (b) In lieu of delivering the Warrant Price as set forth in subparagraph (a), the Holder may exercise this Warrant by conversion, in whole or in part, into shares of Common Stock, by instructing the Company in writing ("Notice of Conversion") to deliver to the Holder (without payment by the Holder of any Warrant Price or of any other cash or consideration) that number of shares of Common Stock equal to the quotient obtained by dividing:

                             (i) the value of this Warrant at the time the
                      conversion right is exercised (determined by subtracting the aggregate Warrant Price in effect immediately prior to the exercise of the conversion right from the aggregate current market price (as determined in accordance with Paragraph 5(f) hereof) of the shares of Common Stock issuable upon exercise of this Warrant immediately prior to the exercise of the conversion right) by

                             (ii) the current market price (as determined in
                      accordance with Paragraph 5(e) hereof) of one share of Common Stock immediately prior to the exercise of the conversion right,

and multiplying the quotient so obtained by a fraction equal to the portion of this Warrant which the Holder desires to exercise.

               The Notice of Conversion may be given by circling the appropriate option in the Notice of Exercise attached to this Warrant.

               (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company, and at such time, the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or other securities) shall be issuable upon such exercise, shall be deemed to have become the holder or holders of record thereof.

               (d) In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder hereof (or the transferee designated in the Notice of Exercise) within a reasonable time (but not later than three (3) business days after the date of such exercise) and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such reasonable time.

               4.  STOCK FULLY PAID; RESERVATION OF SHARES.

                   All Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant in full.

               5.  ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

                   The kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

               (a) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, (other than a merger (i) with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant or (ii) a merger in which the Company is not the surviving corporation and holders of equity securities of the Company as a result of such merger receive more than 50% of the equity securities of the surviving corporation), or in case of any sale of all or substantially all of the assets of the Company, or in case of a share exchange in which 80% or more of the outstanding capital stock of the Company is exchanged for capital stock of another corporation, any of which transactions shall be referred to hereinafter as a "Corporate Transaction," the Company or such successor or purchasing company or entity, as the case may be, shall execute with the Holder of this Warrant an agreement pursuant to which the Holder of the Warrant shall have the right thereafter to purchase upon exercise of the Warrant the kind and amount of shares, and/or other securities and property that the Holder of the Warrant would have owned or have been entitled to receive after the happening of such Corporate Transaction had the Warrant been exercised immediately prior to such action. The agreement referred to in this subparagraph (a) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 5. The provisions of this subparagraph (a) shall similarly apply to successive Corporate Transactions.

               (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

               (c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to Common Stock (except any distribution provided for in the foregoing subparagraph (a) or (b)), of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

               (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

               (e) Current Market Price. For the purpose of any computation under this Warrant, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices of the shares of Common Stock for the thirty (30) consecutive Trading Days preceding the applicable date. The "Closing Price" for each day shall be (i) the last reported sale price regular way or, in case no such sale takes place on such date, the average of the closing bid and asked quotations regular way, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading; or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked quotations regular way, in either case on the National Market System of the National Association of Securities Dealers, Inc. ("NASD"); or (iii) if not authorized for trading or quotation on such system, the average of the highest reported bid and lowest reported asked quotations as furnished by the NASD or similar organization if the NASD is no longer reporting such information; or (iv) if no such prices or quotations are available, the fair market value of the Common Stock as determined by good faith action of the Board of

Directors of the Company (whose determination shall be conclusive). A "Trading Day" shall be any day that the principal national securities exchange on which the Common Stock listed or admitted to trading is open for the transaction of business or, if not so listed or admitted, that the New York Stock Exchange is open for the transaction of business.

               (f) Adjustment for De Minimis Change. No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 in such price; provided, however, that any adjustments which by reason of this subparagraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.

               6.  NOTICE OF ADJUSTMENTS.

                   Whenever any Warrant Price shall be adjusted pursuant to Paragraph 5 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price or Prices after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by registered mail, return receipt requested, postage prepaid) to the Holder of this Warrant at the address specified in Paragraph 10(d) hereof or at any address provided to the Company in writing by the Holder of this Warrant.

               7.  FRACTIONAL SHARES.

                   No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment upon the basis of the Warrant Price then in effect and the fair market value of a full share as determined for this purpose by the Company's Board of Directors.

               8. COMPLIANCE WITH SECURITIES ACT; DISPOSITION OF SHARES OF COMMON STOCK.

                   The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act") and will provide to the Company upon its request an opinion of counsel satisfactory to the Company as to the exemption from the Act and applicable state securities laws applicable to such offer, sale or disposition. Upon exercise of this Warrant, the Holder hereof shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This

Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the following form as well as any additional legends required by applicable securities laws or stockholders' agreements and similar agreements encumbering such shares:

               "THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT TO SUCH EFFECT."

        The Holder represents and warrants to the Company that it is an "accredited investor" as defined in Securities and Exchange Commission Rule 501 promulgated under the Act.

               9.     PIGGY-BACK REGISTRATION RIGHTS.

               (a) Piggy Back Registrations. If at any time after an initial public offering by the Company of its securities, the Company proposes to make a registered public offering of any of its securities under the Securities Act of 1933 (whether to be sold by the Company or by one or more third parties), the Company agrees on the first such occasion, to give written notice of the proposed registration to Holder, not less than 15 days prior to the proposed filing date of the registration statement, and at the written request of Holder delivered in writing to the Company within 15 days after the receipt of said notice; the Company agrees, subject to the provisions of this Section 9, to include in the registration statement and offering, and in any underwriting of the offering; all shares of Common Stock as may have been designated in the Holder's request.

               (b) Underwriter Discretion. If a registration in which the Holder has the right to participate pursuant to this Section 9 is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company, that in their opinion, the number of securities requested to be included in the registration exceeds the number which can be sold in the offering, the Company shall allocate the number of shares to be included in the registration statement as follows: (i) first, all of the securities of the Company proposed to be sold by the Company, (ii) second, stockholders with piggy-back registration rights in existence as of the date hereof; and (iii) third, the Common Stock requested to be sold by Holder and all other requesting stockholders reduced, pro rata, in accordance with the percentage interests in the Company held by each of them.

               (c) Information Required. The Company shall have no obligation to include shares of Common Stock owned by Holder in a registration statement pursuant to this Section 9, unless and until the Holder shall have furnished the Company with all information and statements about or pertaining to Holder in the reasonable detail and on a timely basis as is reasonably deemed by the Company to be necessary or appropriate with respect to the preparation of the registration statement.

               (d) Hold-back. In the event that the Company effects an underwritten public offering of any security, the Holder agrees, if requested by the managing underwriters, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act of 1933, of any Common Stock (except as part of the underwritten offering) during the 180-day period commencing with the effective date of the registration statement for the offering.

               (e) Expenses. If, pursuant to Section 9 hereof, shares of Common Stock owned by any Holder are included in a registration statement, the Holder shall pay all transfer taxes, if any, relating to the sale of its shares, the fees and expenses of its own counsel, and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof. The Company agrees to pay all expenses incident to the registration including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, underwriting discounts, fees and expenses (other than the Holder's pro rata portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants and other persons retained by the Company.

               (f) Indemnification. In the event that any share of Common Stock owned by a Holder are sold by means of a registration statement pursuant to this
Section 9, the Company agrees to indemnify and hold harmless the Holder, each of its officers and directors, and each person, if any, who controls or may control the Holder within the meaning of the Act (the Holder, its officers and directors., and any other persons being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon or incurred by the Indemnified Person, directly or indirectly (hereinafter referred to in this Section 9 or, the singular as a "claim" and in the plural as "claims"), based upon, arising out of or resulting from any untrue statement of a material fact obtained in the registration statement or any omission to state therein a material fact necessary to make the statement made therein, in the light of the circumstances under which they were made, not misleading, except insofar as the claim is based upon, rises out of or results from information furnished to the Company in writing by the Holder for use in connection with the registration statement. The Holder agrees to indemnify and. hold harmless the Company, its officers and directors, and each person, if any, who controls or may control the Company within the meaning of the Act (the Company, it's officers and directors, and any other persons also being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all claims based upon, arising out of or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, to the extent that the claim is based upon, arises out of or results from information furnished to the Company in writing by the Holder for use in connection with the registration statement. Promptly after actually receiving definitive notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 9, the Indemnified Person shall submit written notice thereof to either the Company or the Holder, as the case may be (sometimes being hereinafter referred to as an "Indemnifying Person"). The omission of the Indemnified Person to so notify the Indemnifying Person of any claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) the liability was caused or increased by the omission, or (b) the ability of the Indemnifying Person to reduce the liability was materially adversely affected by the omission. In addition, the omission of the Indemnified Person so to notify the Indemnifying Person of any claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of and the claim asserted, the defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall elect not to undertake the defense by its own representatives, the Indemnifying Person shall give prompt written notice of the election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. In the event that any claim shall arise out of a transaction or cover any period or periods wherein the Company and the Holder shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend the claim, and no settlement or compromise of the claim may be made without the joint consent or approval of the Company and the Holder. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if the settlement is effected without the consent of the Indemnifying Person (which consent shall not be unreasonably withheld).

               10.    MISCELLANEOUS.

               (a) No Rights as Stockholder. No Holder of the Warrant or Warrants shall be entitled to vote or receive dividends or be deemed the Holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant or Warrants shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

               (b) Exchange, Transfer and Replacement of Warrant. Subject to Paragraph 8 hereof, the Holder may transfer or assign this Warrant, in whole but not in part and from time to time. Upon the surrender of the Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling on the face thereof for the number of shares of Common Stock called for on the face of the Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

               (c) Amendments. Neither the Warrant nor any term hereof may be changed, waived, discharged or terminated without the prior written consent of the Holder.

               (d) Notice. Any notice given to either party under this Agreement shall be deemed to be given three (3) days after mailing, postage prepaid, addressed to such party at the address as such party may provide to the other.

               (e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Warrant.

               (f) Governing Law. This Warrant shall be governed by and construed under the laws of the State of Maryland.

Date: August 21, 1996

                                            CIENA CORPORATION


                                             By: /s/ PATRICK H. NETTLES
                                                -----------------------------
                                             Name:   Patrick H. Nettles
                                             Title:  Chief Executive Officer

RECEIVED BY
 WILLIAM K. WOODRUFF & CO. INCORPORATED



By: /s/ WILLIAM K. WOODRUFF
   ---------------------------

                                    EXHIBIT 1

                               NOTICE OF EXERCISE

TO:     CIENA CORPORATION

          1. The undersigned hereby elects to acquire ________ shares of Common Stock of CIENA Corporation pursuant to the terms of the attached Warrant, and [CIRCLE EITHER (A) OR (B)]

          (a) tenders herewith payment of the purchase price of such shares in full or

          (b) elects to exercise its right of conversion set forth in Paragraph 3(b) of the attached Warrant.

          2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                          ---------------------------
                                    (Name)


                          ---------------------------
                          ---------------------------
                                    (Address)

          3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

          4. The Purchaser is an "accredited investor" as defined in Securities and Exchange Commission Rule 501(a) issued pursuant to the Securities Act of 1933, as amended.

          5. The undersigned represents and warrants that the undersigned has no present intention to bring any claim of any kind, whether in arbitration, litigation or any other forum, including specifically any claims for breach of the Settlement Agreement and Mutual Release dated as of August 21, 1996 between the Holder and the Company (the "Settlement"), against the Company, Sevin Rosen or any of the entities identified in paragraph 10 of the Settlement.




                                             ---------------------------